UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2005
ConocoPhillips
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32395 (Commission File Number)	01-0562944 (I.R.S. Employer Identification No.)
600 North Dairy Ashford
Houston, Texas 77079
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (281) 293-1000
n/a
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     ConocoPhillips Performance Share Program
     On December 8, 2005, the Compensation Committee of the Board of Directors approved Performance Period IV (PSP IV) under the Performance Share Program (the Program). The Program is administered by the Compensation Committee. The Program is designed to maximize medium- and long-term shareholder value by encouraging management team alignment with shareholders and the long-term commitment of key executives. This Program rewards medium-term performance against our peer group of companies. Under the Program, the Compensation Committee established a three-year performance period (January 1, 2006 through December 31, 2008) over which it compares ConocoPhillips’ total shareholder return and return on capital employed with the total shareholder return and return on capital employed for ConocoPhillips’ oil industry peers.
     The Compensation Committee has previously established three prior performance periods under the Program: PSP I, covering January 1, 2003, through December 31; 2005, PSP II covering January 1, 2004, through December 31, 2006; and PSP III covering January 1, 2005, through December 31, 2007.
     Awards under each PSP are made in restricted stock or restricted stock units that will generally be forfeited if the employee is terminated before retirement at or after age 55 with at least five years of service with the company. Other events of non-forfeiture would include death, disability, and separation from service on account of layoff or after a change of control. Awards under PSP IV are expected to be made in restricted stock units. Targets under the Program are based upon a guideline value for restricted stock units as a percent of salary that was established for each salary grade level of management, based on a competitive analysis of long-term compensation opportunities for persons holding comparable positions in peer group companies. The guideline value takes into account a discount due to lack of dividend payments during the performance period. Each executive’s individual award is subject to adjustment up or down from the target by up to 200% or more based on a subjective evaluation of the individual’s performance and long-term potential, considering input from the CEO for each participant other than himself. The Committee has the right to approve partial payouts under the Program during a performance period evaluation of the individual’s long-term potential and performance, considering input from the CEO for each participant other than himself.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOCOPHILLIPS
December 13, 2005	/s/ Stephen F. Gates
Stephen F. Gates
Senior Vice President and General Counsel